SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                         Date of Report: October 2, 2000


                                GS TELECOM, LTD.
                              ---------------------
             (Exact name of registrant as specified in its charter)


Colorado                          0-13313                    36-3296861
------------------                -----------                ----------
(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)

              Enterprise House, Ocean Village, Southampton SO14 3XD
                        United Kingdom of Great Britain
          ------------------------------------------------------------
                                  (New Address)


        Registrant's telephone number, including area code: 011-44-171-587-3687

Item 1.     Changes in Control of Registrant

                None.

Item 2.     Acquisition or Disposition of Assets

                None.

Item 3.     Bankruptcy or Receivership

                None.

Item 4.     Changes in Registrant's Certifying Accountant

               Oatley & Hansen (formerly Oatley Bystrom & Hansen) former CPAs for the Company, resigned resigned as auditor on September 27, 2000. BDO Stoy Hayward, of Great Britain were engaged in Septem-ber, 2000 as auditors for Company.

               The Change of Accountants was approved by the Board of Directors. No audit committee exists other than the members of the Board of Directors.

               In connection with audit of the most recent fiscal year and through the date of termination of the accountants, no disagree-ments exist with any former accountant on any matter of account-ing principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements if not resolved to the satisfaction of the former accountant would have caused them to make reference in connection with his report to the sub-ject of the disagreement(s).

               The audit report by Oatley & Hansen (formerly Oatley Bystrom & Hansen) for the year ended June 30, 1999, contained an opinion which included a paragraph discussing uncertainties related to continuation of the Registrant as a going concern. Otherwise, the audit report by Oatley & Hansen (formerly Oatley Bystrom & Hansen) for the year ended June 30, 1999 did not contain an ad-verse opinion or disclaimer of opinion, nor was qualified or mod-ified as to uncertainty, audit scope, or accounting principles.

Item 5.     Other Events

                None.

Item 6.     Resignation and Appointment of Directors

                None.

Item 7.     Financial Statements, Pro Forma Financials, & Exhibits

                Financial Statements:

                         None.

                Pro Forma Financial Statements:

                         None.

                Exhibits:

                        16.1    Resignation of Oatley & Hansen
                        16.2    Resignation letter of Oatley & Hansen
                        23.1    Consent of Oatley & Hansen
                        23.2    Consent of BDO Stoy Hayward

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 3, 2000                    GS TELECOM, LTD.


                                                /s/ C.P. Gervaise-Brazier
                                           By: ---------------------------------
                                                C.P. Gervaise-Brazier, President